SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 14, 2002

                                RMS TITANIC, INC.
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

                     0-24452                    59-2753162
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            (Commission File Number) (IRS Employer Identification No.)

             3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326
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               (Address of Principal Executive Offices) (Zip Code)

                                  404-842-2600
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              (Registrant's Telephone Number, Including Area Code)

           -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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5.  Other  Events.  On  September  14,  2002,  the  Board  of  Directors  of the
Corporation unanimously adopted a Corporate Resolution providing that (1) the Company has completed the salvage service that it intends to perform on the wreck of the TITANIC; (2) the Company shall voluntarily surrender its status as salvor-in-possession of the wreck of the TITANIC; (3) the Company shall proceed to move the United States District Court for the Eastern District of Virginia, Norfolk Division, (the "District Court") for the entry of a full and final salvage award pursuant to the ruling of the United States Court of Appeals for the Fourth Circuit; and (4) should the United States Supreme Court grant the Company's pending Petition for Certiorari and ultimately modify or reverse the ruling of the Court of Appeals, the Company shall proceed to perfect its ownership interest in the items recovered from the TITANIC in accordance with the direction of the Supreme Court.

The Company's rights as salvor-in-possession were granted pursuant to an order of the District Court on June 7, 1994. The Company filed a supplementary report with the District Court on September 24, 2002 informing the District Court that it adopted the above-referenced Corporate Resolution on September 14, 2002.

Over the past fifteen years, the Company and its predecessor conducted six research and recovery expeditions to the Titanic wreck site at a direct cost in excess of $11 million which resulted in the recovery of approximately 6,000 artifacts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 2002                 RMS TITANIC, INC.

                                           By: /s/ Arnie Geller
                                           ------------------------------------
                                               Arnie Geller, President